Exhibit 3.1

Delaware The First State Page 1 2215728 8100 SR# 20254215060 You may verify this certificate online at corp.delaware.gov/authver.shtml Authentication: 204989217 Date: 10 - 09 - 25 I, CHARUNI PATIBANDA - SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “DARKPULSE, INC.”, FILED IN THIS OFFICE ON THE EIGHTH DAY OF OCTOBER, A.D. 2025, AT 4:32 O`CLOCK P.M. AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE THIRTEENTH DAY OF OCTOBER, A . D . 2025 AT 4 : 01 O'CLOCK P . M .

State of Delaware Secretary o f State Divi sio n of Corporations Delivered 04:32 PM 1 0 / 08 / 2025 FILED 04:32 PM 1 0 / 08 / 2025 SR 202542 15060 - F il eN umber 2215728 CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF DARKPULSE, INC. DarkPulse, Inc., a Delaware corporation (the "Corporation" ) does hereby certify that: FIRST: The name of the Corporation is DarkPulse, Inc. SECOND : This Certificate of Amendment (this "Certificate of Am e ndment") amends the provisions of the Corporation ' s Certificate oflncorporation, as amended, and any amendments thereto (the "Charter") , last amended by a certificate of amendment to the Certificate of Incorporation filed with the Secretary of State on July 28 , 2025 . THIRD: A new Article IV, Subsection (d) is added to the Charter to provide in its entirety as follows: (d) Reverse Stock Split . Upon the filing of this Amendment with the Secretary of State of the State of Delaware (the "Effective Time'') , each two hundred (200) of outstanding shares of Common Stock outstanding immediately prior to the Effective Time (the "Old Common Stock") shall be combined andconverted into one (1) share of Common Stock (the "New Common Stock'') based on a ratio of one (1) share of New Common Stock for each two hundred (200) shares of Old Common Stock (the "Reverse Split Ratio'') . This reverse stock split (the "Reverse Split'') of the outstanding shares of Common Stock shall not affect thetotal number of shares of capital stock, including the Common Stock, that the Company is authorized to issue, which shall remain as set forth under this Article IV . The Reverse Split shall occur without any further action onthe part of the Corporation or the holders of shares of New Common Stock and whether or not certificates representing such holders' shares prior to the Reverse Split are surrendered for cancellation . No fractional interest in a share o f New Common Stock shall be deliverable upon the Reverse Split, all of which shares of New Common Stock shall be rounded up to the nearest w hole number of such shares . No stockholders will receive cash in lieu of fractional shares . All references to "Common Stock" in these Articles shall be to the "New Common Stock . " FOURTH: This amendment was duly adopted in accordance with the provisions of Sections 212 and 242 of the General Corporation Law of the State of Delaware. FIFTH: This Certificate of Amendment shall become effective as of O cto ber 13 , 2025 at 4:0 l p.m. Eastern T ime . * * * *

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officer thereunto duly authorized this day of October 8, 2025. DARKPULSE, INC. By: D ೦ O'Le.,,,, - y Name:Dennis O'Leary Title: Chief Executive Officer 2

1

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

DARKPULSE, INC.

DarkPulse, Inc., a Delaware corporation (the “Corporation”) does hereby certify that:

FIRST: The name of the Corporation is DarkPulse, Inc.

SECOND: This Certificate of Amendment (this “Certificate of Amendment”) amends the provisions of the Corporation’s Certificate of Incorporation, as amended, and any amendments thereto (the “Charter”), last amended by a certificate of amendment to the Certificate of Incorporation filed with the Secretary of State on July 28, 2025.

THIRD: A new Article IV, Subsection (d) is added to the Charter to provide in its entirety as follows:

(d) Reverse Stock Split. Upon the filing of this Amendment with the Secretary of State of the State of Delaware (the “Effective Time’’), each two hundred (200) of outstanding shares of Common Stock outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall be combined and converted into one (1) share of Common Stock (the “New Common Stock’’) based on a ratio of one (1) share of New Common Stock for each two hundred (200) shares of Old Common Stock (the “Reverse Split Ratio’’). This reverse stock split (the “Reverse Split’’) of the outstanding shares of Common Stock shall not affect the total number of shares of capital stock, including the Common Stock, that the Company is authorized to issue, which shall remain as set forth under this Article IV.

The Reverse Split shall occur without any further action on the part of the Corporation or the holders of shares of New Common Stock and whether or not certificates representing such holders’ shares prior to the Reverse Split are surrendered for cancellation. No fractional interest in a share of New Common Stock shall be deliverable upon the Reverse Split, all of which shares of New Common Stock shall be rounded up to the nearest whole number of such shares. No stockholders will receive cash in lieu of fractional shares. All references to “Common Stock” in these Articles shall be to the “New Common Stock.”

FOURTH: This amendment was duly adopted in accordance with the provisions of Sections 212 and 242 of the General Corporation Law of the State of Delaware.

FIFTH: This Certificate of Amendment shall become effective as of October 13, 2025 at 4:01 p.m. Eastern Time.

* * * *

2

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officer thereunto duly authorized this day of October 8, 2025.

DARKPULSE, INC.

By:	/s/ Dennis O’ Leary
Name	Dennis O’Leary
Title:	Chief Executive Officer

3